UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2005

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

We disclosed in our quarterly report on Form 10-Q for the quarter ended March 31, 2005 that Stephen Zak filed a purported class action suit against us in U.S. District Court for the Western District of Washington styled as Stephen Zak, et al. v. Shurgard Storage Centers, Inc., Charles K. Barbo, and Harrell Beck (Case No. CV05-0417C) for alleged violations of federal securities law. Mr. Zak claimed that we made material misleading misstatements and omissions relating to our financial statements in various public statements and filings, which Mr. Zak alleged led to the artificial inflation of our stock price. On May 26, 2005, we received a copy of a Notice of Dismissal without Prejudice filed by the law firms that had represented the plaintiffs. A dismissal without prejudice does not preclude plaintiffs from re-filing the claim in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: June 6, 2005	By:	/s/ Jane A. Orenstein
	Name:	Jane A. Orenstein
	Title:	Vice President